UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers

At the annual meeting of stockholders of Outerwall Inc. (“Outerwall”) held on July 7, 2016 (the “2016 Annual Meeting”), Outerwall’s stockholders approved the Outerwall 2011 Incentive Plan, as Amended and Restated by the Board of Directors (the “Board”) on May 27, 2016 (the “Amended and Restated 2011 Plan”), which included amendments to:

•	increase the number of shares authorized for issuance by 550,000 shares;

•	clarify that stock appreciation rights (“SARs”) payable in a manner other than in shares of common stock are not subject to the share reuse provisions of the Amended and Restated 2011 Plan;

•	expand the list of performance criteria that may apply to awards intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	provide that shares withheld by Outerwall to satisfy the exercise price of options or SARs will not become available for issuance under the Amended and Restated 2011 Plan;

•	provide that awards of options or SARs may not be credited with dividends or dividend equivalents;

•	eliminate the limit on the number of shares that can be issued pursuant to awards (other than options and SARs) that either (a) contain no restrictions or restrictions based on solely continuous employment or services over fewer than three years or (b) vest over less than one year based on factors other than solely continuous employment or services;

•	add a minimum vesting requirement of one year for options and SARs (except if accelerated pursuant to a change of control or a termination of service); provided that options or SARs for up to an aggregate maximum of 5% of the aggregate number of shares authorized for issuance under the Amended and Restated 2011 Plan may be granted without regard to the minimum vesting requirement; and

•	reflect certain clarifying, administrative and technical changes.

The Amended and Restated 2011 Plan authorizes the issuance of 1,150,000 shares of common stock, which includes the increase of 550,000. In addition, up to 2,985,055 shares authorized for issuance under the Company’s 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”) may become available for issuance under the Amended and Restated 2011 Plan to the extent such shares, as of June 1, 2011, (a) had not been issued under the 1997 Plan and were not subject to outstanding awards under the 1997 Plan or (b) were subject to outstanding awards under the 1997 Plan but subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares).

The Compensation Committee of the Board will continue to administer the Amended and Restated 2011 Plan. Employees, officers, directors, consultants, agents, advisors and independent contractors are eligible to receive awards under the Amended and Restated 2011 Plan. Awards may consist of stock options, SARs, stock awards, restricted stock, stock units, performance awards or other stock or cash-based awards. The Amended and Restated 2011 Plan will terminate on June 1, 2021, unless earlier terminated pursuant to the terms of the Amended and Restated 2011 Plan.

The description of the Amended and Restated 2011 Plan contained in this report is qualified in its entirety by reference to the full text of the Amended and Restated 2011 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, Outerwall’s stockholders voted on the matters set forth below with the following results:

1. Election of directors.

	For	Against	Abstain	Broker Non-Votes
Nora M. Denzel	10,673,006	1,379,081	70,549	2,416,100
Erik E. Prusch	11,956,823	157,052	8,761	2,416,100

2. Approval of the Amended and Restated 2011 Plan.

For	Against	Abstain	Broker Non-Votes
11,802,158	305,033	15,445	2,416,100

3. Advisory resolution to approve the compensation of Outerwall’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
11,881,261	211,194	30,181	2,416,100

4. Ratification of the appointment of KPMG LLP as Outerwall’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
13,392,003	1,127,359	19,374

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Outerwall Inc. 2011 Incentive Plan, as Amended and Restated by the Board of Directors on May 27, 2016 (incorporated by reference to Appendix A to Outerwall’s Definitive Proxy Statement filed on June 1, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: July 8, 2016	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Outerwall Inc. 2011 Incentive Plan, as Amended and Restated by the Board of Directors on May 27, 2016 (incorporated by reference to Appendix A to Outerwall’s Definitive Proxy Statement filed on June 1, 2016).